Exhibit 23.4

CONSENT OF TETRA TECH

We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Golden Minerals Company (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, in this Registration Statement on Form S-8 or in any amendment to the foregoing, or to any prospectuses or amendments or supplements thereto.

Date: May 7, 2019

/s/ Dante Ramirez Rodriguez
Signature of Qualified Person

Dante Ramirez Rodriguez, Ph.D.
Name of Qualified Person